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                                LETTER OF INTENT
                                ----------------

THIS  LETTER  OF INTENT is acknowledged and agreed between Seapak
("the  Processor")  and  Salmon  Express  Inc  ("Salmon  Express").

The  two  parties  are  hereinafter  referred  to  as  the  "Parties".

WHEREAS, the Processor desires to sell its seafood products and Salmon Express wishes to market and sell certain seafood products sold by the Processor through the Salmon Express 1-800 number and Salmon Express internet web-site;

WHEREAS, the Parties execute this Letter of Intent strictly to demonstrate that they have met and agree in principle to enter a future distribution arrangement; and

WHEREAS, it is agreed that this letter of intent in no way binds either party to any covenant or to perform any future service until such a time as a separate distribution agreement is negotiated and executed between the Parties, and such agreement may never be entered if agreeable terms cannot be reached;

NOW,  the  Parties:

Acknowledge and agree that they have met and discussed a distribution arrangement whereby:

(1) Salmon Express would market certain seafood products through the salmon express web-site and through various other forms of advertising, accept orders from customers through it's 1-800 number and it's internet web-site and provide the Processor with certain packaging and shipping materials, and provide the Processor with access to an overnight shipping account number.

(2) The Processor would supply Salmon Express with certain seafood products at market prices to be agreed, and take necessary steps to have such seafood products delivered in quantities specified by Salmon Express, to addresses (within the United States) provided by Salmon Express, in Salmon Express packaging as provided by Salmon Express.


This Letter of Intent is freely revocable by either party at anytime, in writing or otherwise.

/s/  Pete  Smith                             /s/  Debbie Beemer
----------------------------                 ---------------------------
Salmon  Express  Inc.                        Seapak
Per  Pete  Smith                             per  Debbie Beemer